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                                                                     EXHIBIT 5.1



             [Letterhead of Troy & Gould Professional Corporation]



                               December 23, 1998

                                                                          CRE4-1

Creative Master International, Inc.
Casey Ind. Bldg, 8th Floor
18 Bedford Rd., Taikoktsui
Kowloon, Hong Kong

     Re:  Registration Statement on Form SB-2
          (Registration No. 333-65929)
          -----------------------------------

Gentlemen:

     We have acted as securities counsel to Creative Master International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form SB-2, as amended, Registration No. 333-65929 (the "Registration Statement"). The Registration Statement relates to the public offering by the Company and a selling stockholder named therein (the "Selling Stockholder") of up to 1,437,500 shares of Common Stock of the Company, of which 1,250,000 shares are to be issued and sold by the Company (the "New Shares"), and 187,500 shares are to be sold by a Selling Stockholder solely to cover over-allotments, if any (collectively, the "Outstanding Shares"). Another 125,000 shares issuable upon exercise of warrants issued to Cruttenden Roth Incorporated as representative of the several underwriters of the public offering (the "Warrant Shares"). All of the securities referenced above are referred to herein collectively as the "Securities."

     The Securities are to be sold by the Company and the Selling Stockholders pursuant to an Underwriting Agreement (the "Underwriting Agreement") by and among the Company, the Selling Stockholders and Cruttenden Roth Incorporated, acting as representative of the several underwriters named in the Underwriting Agreement. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement; (ii) the Certificate of Incorporation and the Bylaws of the Company, as amended to date; (iii) the form of the Underwriting Agreement; (iv) the